Exhibit 99.1

Apple REIT Eight

COURTYARD
Marriott

SEPTEMBER 30, 2011

APPLE REIT EIGHT 2011 THIRD QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

Operations among Apple REIT Eight, Inc.’s 51 hotels improved during the third quarter of this year, as compared to 2010. I believe through our conservative approach to hotel ownership, our Company has remained profitable and successfully weathered the recent economic downturn. Travel experts have reported that current trends indicate the hotel industry is on a strong path to recovery and as such, I am optimistic the remainder of 2011 will show continued improvement and 2012 will be a good year for our Company.

The Apple REIT Eight portfolio is diversified across 19 states and although the strength of recovery among our hotels has varied by market, we are pleased to report improvements in operations for the portfolio as a whole during the third quarter of this year as compared to last year. For the three- and nine-month periods ending September 30, 2011, our hotels reported an average occupancy of 78 percent and 74 percent, an average daily rate (ADR) of $118 and $113, and revenue per available room (RevPAR) of $92 and $84, respectively. As compared to results for the same nine-month period of 2010, occupancy was up by three percent, ADR increased by one percent and RevPAR was up by four percent. Despite the lack of significant improvement in our national economy since the recession, hotel industry analysts report increases in demand for hotel rooms due in part to the relatively small number of new hotels entering the supply side. As these lodging fundamentals further improve, we anticipate additional opportunities for improving nightly rates.

Funds from operations (FFO) for the three- and nine-month periods ending September 30, 2011, totaled $16.1 million, or $0.17 per share, and $36.8 million, or $0.39 per share. As compared to the same periods last year, FFO was up approximately four percent and three percent, respectively (excluding a $3 million one-time gain on sale of stock in the first quarter of 2010 and the net gain on debt extinguished in the third quarter of 2011). Based on current trends within the Company’s markets, we remain on track to achieve anticipated FFO for the year ended December 31, 2011, of $44 to $52 million, or approximately $0.47 to $0.55 per share, and net income of approximately $9 to $16 million, or $0.10 to $0.17 per share. The Company paid distributions of $0.14 per share for the third quarter of this year and $0.52 per share year-to-date through September 30, 2011. The annualized shareholder distribution rate is $0.55 per share.

Since the time of our initial closing through September 30, 2011, we have distributed approximately $287 million to shareholders—$3.38 per share—and achieved FFO of approximately $163 million and net income of approximately $46 million.(A) The Company has strategically invested approximately $49 million in capital improvements, maintaining the exceptional quality for which the Marriott® and Hilton® brands are known and today our balance sheet remains among the strongest in our industry, with approximately 23 percent debt as compared to our total initial capitalization. Our team strategically repositioned a portion of this debt into a more long-term, cost-effective and efficient structure. We have renegotiated and reinstated or extinguished all of the loans that had been placed with a special servicer earlier this year, with payments resumed in full. I believe the Company is well-poised for future progress. Thank you for your investment in Apple REIT Eight.

Sincerely,

Glade M. Knight,
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2011	Three months ended Sept. 30, 2010	Nine months ended Sept. 30, 2011	Nine months ended Sept. 30, 2010

REVENUES
Room revenue	$50,138	$48,418	$136,023	$131,057
Other revenue	3,792	3,519	10,107	9,557

Total revenue	$53,930	$51,937	$146,130	$140,614

EXPENSES
Direct operating expense	$13,569	$12,940	$37,668	$36,293
Other hotel operating expenses	21,224	21,058	60,053	59,031
General and administrative	1,335	1,164	3,874	3,900
Depreciation	8,961	8,791	26,990	26,190
Net gain from mortgage debt restructuring and extinguishment	(1,093)	—	(1,093)	—
Investment income, net	—	(5)	—	(3,028)
Interest expense, net	2,797	2,328	8,836	6,767

Total expenses	$46,793	$46,276	$136, 328	$129,153

NET INCOME
Net income	$7,137	$5,661	$9,802	$11,461

Net income per share	$0.08	$0.06	$0.10	$0.12

FUNDS FROM OPERATIONS (A)
Net income	$7,137	$5,661	$9,802	$11,461
Depreciation of real estate owned	8,961	8,791	26,990	26,190

Funds from operations	$16,098	$14,452	$36,792	$37,651

FFO per share	$0.17	$0.15	$0.39	$0.40

WEIGHTED-AVERAGE SHARES OUTSTANDING	93,930	94,381	94,162	94,075

OPERATING STATISTICS
Occupancy	78%	76%	74%	72%
Average daily rate	$118	$117	$113	$112
RevPAR	$92	$89	$84	$81
Number of hotels	51	51
Distributions per share	$0.14	$0.19	$0.52	$0.58

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)		September 30, 2011		December 31, 2010

ASSETS
Investment in real estate, net		$922,015		$945,312
Other assets		22,730		17,174

Total assets		$944,745		$962,486

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$225,184		$200,439
Other liabilities		29,608		25,478

Total liabilities		254,792		225,917
Total shareholders’ equity		689,953		736,569

Total liabilities & shareholders’ equity		$944,745		$962,486

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs. The difference in net income and FFO for January 2007 through September 2011 is depreciation of real estate owned of approximately $117 million.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2011, and the results of operations for the interim periods ended September 30, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Burbank, Cypress, Oceanside, Sacramento, San Jose, Tulare
FLORIDA
Jacksonville, Orlando/Sanford, Tallahassee, Tampa
GEORGIA
Savannah/Port Wentworth, Savannah
KANSAS
Overland Park (3), Wichita
KENTUCKY
Bowling Green
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Carolina Beach, Concord, Dunn, Fayetteville, Greensboro, Matthews, Wilmington, Winston-Salem
OKLAHOMA
Tulsa/South-Bixby
SOUTH CAROLINA
Columbia, Greenville, Hilton Head
TENNESSEE
Chattanooga
TEXAS
Texarkana (2)
VIRGINIA
Charlottesville, Harrisonburg, Norfolk/Chesapeake, Suffolk/Chesapeake (2), Virginia Beach (2)
WASHINGTON
Tukwila

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereiteight.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Renaissance® Hotels, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,910 guestrooms in 19 states.

MISSION

Apple REIT Eight, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD, CYPRESS, CA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance® Hotels” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Hilton
Garden Inn

COURTYARD

FROM LEFT TO RIGHT, TOP TO BOTTOM: HILTON GARDEN INN, COLUMBIA, SC; COURTYARD, HARRISONBURG, VA; TOWNEPLACE SUITES, TEXARKANA, TX; COURTYARD, CYPRESS, CA; RESIDENCE INN, FAYETTEVILLE, NC; RESIDENCE INN, BURBANK, CA